Sierra Pacific Resources
   |
   |
   |------- Sierra Pacific Power Company
   |
   |------- Nevada Power Company
   |
   |------- Tuscarora Gas Pipeline Company
   |
   |------- Sierra Energy Company d/b/a e-three
   |
   |------- Lands of Sierra, Inc.
   |
   |------- Sierra Pacific Energy Company